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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 6, 2002
Date of Report (Date of earliest event reported)

SABRE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12175 (Commission File No.)	75-2662240 (IRS Employer Identification No.)
3150 Sabre Drive Southlake, Texas 76092 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (682) 605-1000

Not applicable.
(Former name or former address, if changed since last report.)

Item 5. Other Events

        In response to media inquiries, on December 6, 2002, Travelocity.com LP ("Travelocity"), a wholly owned subsidiary of the Registrant, confirmed that it expects to begin charging early in 2003 booking fees of up to $5 for most airline tickets purchased on its North American web sites.

CAUTIONARY NOTICE ABOUT FORWARD-LOOKING STATEMENTS

        Statements in this report which are not purely historical facts, including statements about booking fee adjustments, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to the Registrant on the date of this report. The Registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: airlines limiting their participation in travel marketing and distribution services; and the company's revenues being highly dependent on the travel and transportation industries. The Registrant may not succeed in addressing these and other risks. Further information regarding factors that could affect the company's financial and other results can be found in the risk factors section of the Registrant's most recent filing on Form 10-Q with the Securities and Exchange Commission.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION
	By:	/s/ JAMES F. BRASHEAR
	Name:	James F. Brashear
	Title:	Corporate Secretary
Date: December 9, 2002

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  Item 5. Other Events
SIGNATURE